SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2009

LAUFER BRIDGE ENTERPRISES, INC.

NEVADA	333-149177	04-3626788
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3276 Buford Drive, Bldg. 104, Suite 320, Buford, GA	30519
(Address of principal executive officers)	(Zip Code)

678-596-6872
(Registrant’s telephone number, including area code)

313 South Central Drive, Scarsdale, New York 10583
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

     .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.

Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 3, 2009, the new Board of Directors, (effective July 22, 2009)  of Laufer Bridge Enterprises, Inc. (the “Company”) concluded that the Company’s financial statements for the year ended September 31, 2008 and the quarterly periods ended December 31, 2008 and March 31, 2009 will be restated and should no longer be relied upon because of an error in such financial statements. In addition, Li & Company’s audit report on the financial statements for the year ended September 30, 2008 should no longer be relied upon.  The new Board of Directors determined that the Company will need to restate its previously issued financial statements mentioned above in order to record a note payable not previously recorded.

The restatement amount represents the accrual of a $50,000 liability, to the Company’s attorney for services performed in regards to a Form S-1 Registration Statement. Such liability was converted to a convertible note on September 13, 2008. The restatement will have no impact on the Company’s previously reported net cash flows, cash position, or revenues.

The new management, together with its independent auditors, is analyzing the impact of the revision referred to above on its financial statements.

The Company intends to file an amendment to its Annual Report on Form 10-K for the year ended September 30, 2008 and its Quarterly Reports on Form 10-Q for the three and six-month periods ended December 31, 2008 and March 31, 2009 which will explain the error and provide corrected disclosure.  The Company’s new management is assessing the effect of the restatement on the Company’s internal control over financial reporting and the Company’s disclosure on controls and procedures.  The Company’s new management will not reach a final conclusion on the effect of the restatement on internal control over financial reporting and disclosure controls and procedures until the completion of the restatement process.

The Company’s new management has discussed the matters disclosed in this Current Report on Form 8-K with Li & Company, PC, the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

August 5, 2009

LAUFER BRIDGE ENTERPRISES, INC.

(Registrant)

/s/ Joel Stohlman

By: JOEL STOHLMAN, PRESIDENT

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